Contact:        Jim Gustafson
        Investor Relations
        DaVita Inc.
        (310) 536-2585
DaVita Inc. 4th Quarter 2020 Results
Denver, Colorado, February 11, 2021 — DaVita Inc. (NYSE: DVA) announced financial and operating results for the quarter and year ended December 31, 2020. For the full year diluted earnings per share from continuing operations was $6.39, an increase of 38.9% from the prior year, and adjusted diluted earnings per share from continuing operations was $7.26, an increase of 34.4% from the prior year. Fourth quarter diluted earnings per share from continuing operations of $1.67 was impacted by the challenges of responding to COVID-19, with an estimated net impact on operating income of approximately $(60) million. This impact was primarily driven by higher patient mortality, fewer offsets in the fourth quarter including higher health benefit expenses, and higher direct costs related to COVID-19.

“Throughout the pandemic, including the recent surge in the number of COVID-19 cases across the United States, our teammates continue to respond with a focus on the health and safety of 240,000 patients receiving high quality, life-sustaining care,” said Javier Rodriguez, CEO of DaVita. “Over the past six weeks, we have begun providing vaccinations to our front-line caregivers, and we are now beginning the process of providing COVID-19 vaccinations to our patients.”

Financial results for the quarter and year ended December 31, 2020:
•Consolidated revenues of $2.905 billion and $11.551 billion for the three months and year ended December 31, 2020, respectively.
•Operating income of $382 million or 13.1% operating margin for the three months ended December 31, 2020. Operating income of $1.695 billion or 14.7% operating margin and adjusted operating income of $1.746 billion or 15.1% adjusted operating margin for the year ended December 31, 2020.
•Diluted earnings per share from continuing operations of $1.67 for the three months ended December 31, 2020. Diluted earnings per share from continuing operations and adjusted diluted earnings per share from continuing operations of $6.39 and $7.26, respectively for the year ended December 31, 2020.
•Operating cash flow and free cash flow, both from continuing operations, of $485 million and $210 million, respectively for the three months ended December 31, 2020. Operating cash flow and free cash flow, both from continuing operations, were $1.979 billion and $1.188 billion, respectively for the year ended December 31, 2020.

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Net income attributable to DaVita Inc.:	(dollars in millions, except per share data)
Net income from continuing operations	$193	$242	$783	$707
Diluted per share	$1.67	$1.86	$6.39	$4.60
Adjusted net income from continuing operations(1)	$193	$242	$890	$830
Diluted per share adjusted(1)	$1.67	$1.86	$7.26	$5.40
Net income	$174	$245	$774	$811
Diluted per share	$1.50	$1.88	$6.31	$5.27

(1)For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 14.

	Three months ended December 31,				Year ended December 31,
	2020		2019		2020		2019
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin
Operating income:	(dollars in millions)
Operating income	$382	13.1%	$463	16.0%	$1,695	14.7%	$1,643	14.4%
Adjusted operating income(1)(2)	$382	13.1%	$463	16.0%	$1,746	15.1%	$1,768	15.5%

(1)For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 14.
(2)Adjusted operating margin is adjusted operating income divided by consolidated revenues.
U.S. dialysis metrics:
Volume: Total U.S. dialysis treatments for the fourth quarter of 2020 were 7,574,217, or an average of 95,876 treatments per day, representing a per day decline of (0.9)% compared to the fourth quarter of 2019. Normalized non-acquired treatment growth in the fourth quarter of 2020 compared to the fourth quarter of 2019 was (0.3)%.

	Three months ended		Quarter change	Year ended		Annual change
	December 31, 2020	September 30, 2020		December 31, 2020	December 31, 2019
Per treatment metrics:
Revenue	$351.78	$349.63	$2.15	$350.31	$349.02	$1.29
Patient care costs	$245.06	$232.57	$12.49	$238.24	$239.27	$(1.03)
General and administrative	$31.80	$39.62	$(7.82)	$31.62	$28.41	$3.21
Primary drivers of the changes in the table above were as follows:
Revenue: The quarter change was primarily due to increases in government revenue per treatment and in hospital inpatient dialysis services revenue due to normal seasonality and COVID-19, partially offset by a decline in calcimimetics revenue. The annual change was primarily due to an increase in Medicare rates due to a base rate increase in 2020, the temporary suspension of Medicare sequestration, as well as an increase in hospital inpatient dialysis services revenue per treatment, partially offset by a decline in calcimimetics reimbursement.
Patient care costs: The quarter change was primarily due to increases in COVID-19-related costs, including compensation expense, medical supplies and teammate reimbursement and benefit program expenses. In addition, there were increases in health benefit expenses, labor costs and other direct dialysis center operating expenses partially offset by a decrease in pharmaceutical intensity. The annual change was primarily due to decreases in pharmaceutical unit costs as well as travel expenses, partially offset by an increase in labor costs and COVID-19-related costs, including compensation expenses, medical supplies and teammate relief reimbursement and benefit program expenses.
General and administrative: The quarter change was primarily due to decreases in advocacy costs to counter union policy efforts, including a California ballot initiative and contributions to DaVita's charitable foundation partially offset by an increase in professional fees. The annual change was primarily due to increases in advocacy costs as described above, contributions to DaVita's charitable foundation, labor costs and COVID-19-related costs, including compensation expenses. These increases were partially offset by decreases in travel expenses and long-term incentive compensation expense.
Certain items impacting the quarter:
Share repurchases: During the three months ended December 31, 2020, we repurchased 4,193,401 shares for $417 million, at an average cost of $99.55 per share.
Subsequent to December 31, 2020 through February 10, 2021, the Company has repurchased 1,063,000 shares of our common stock for $123 million at an average cost of $115.98 per share.

Financial and operating metrics:

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Cash flow:	(dollars in millions)
Operating cash flow	$485	$681	$1,979	$2,072
Operating cash flow from continuing operations	$485	$678	$1,979	$1,973
Free cash flow from continuing operations (1)	$210	$415	$1,188	$1,127

(1)For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 14.

	Three months ended December 31, 2020	Year ended December 31, 2020
Effective income tax rate on:
Income from continuing operations	22.4%	23.8%
Income from continuing operations attributable to DaVita Inc.(1)	27.5%	28.6%
Adjusted income from continuing operations attributable to DaVita Inc.(1)	27.5%	28.0%

(1)For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 14.
Center activity: As of December 31, 2020, we provided dialysis services to a total of approximately 240,400 patients at 3,137 outpatient dialysis centers, of which 2,816 centers were located in the United States and 321 centers were located in ten countries outside of the United States. During the fourth quarter of 2020, we opened a total of 14 new dialysis centers and closed seven dialysis centers in the United States. We also acquired 30 dialysis centers outside of the United States, including entering a new country, the United Kingdom, during the fourth quarter of 2020.
Outlook:
The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, including those described below, and actual results may vary materially from these forward-looking measures. In particular, the widespread impact of the COVID-19 pandemic continues to generate significant risk and uncertainty, and as a result, our future results could vary materially from the guidance provided below. We do not provide guidance for operating income, diluted net income from continuing operations per share attributable to DaVita Inc., effective income tax rate on income from continuing operations or free cash flow from continuing operations on a basis consistent with United States generally accepted accounting principles (GAAP) nor a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These non-GAAP financial measures do not include certain items, including foreign currency fluctuations, which may be significant. Our effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. also excludes the amount of third party owners' income and related taxes attributable to non-tax paying entities.

	Current 2021 guidance
	Low	High
	(dollars in millions, except per share data)
Adjusted operating income	$1,675	$1,825
Adjusted diluted net income from continuing operations per share attributable to DaVita Inc.	$7.75	$8.75
Free cash flow from continuing operations	$900	$1,150
We will be holding a conference call to discuss our results for the fourth quarter and year ended December 31, 2020, on February 11, 2021, at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9042 from outside the U.S., and provide the operator the password 'Earnings'. A replay of the conference call will be available on our website at investors.davita.com for the following 30 days.

DaVita Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements in this release, filings with the Securities and Exchange Commission (SEC), reports to stockholders and in meetings with investors and analysts. All statements in this release, during the related presentation or other meetings, other than statements of historical fact, are forward-looking statements and as such are intended to be covered by the safe harbor for "forward-looking statements" provided by the PSLRA. These forward-looking statements could include, among other things, DaVita's response to and the expected future impacts of the novel coronavirus (COVID-19), including statements about our balance sheet and liquidity, our expenses and expense offsets, revenues, billings and collections, potential need, ability or willingness to use any funds under government relief programs, availability or cost of supplies, treatment volumes, mix expectation, such as the percentage or number of patients under commercial insurance, the availability and administration of COVID-19 vaccines, and overall impact on our patients and teammates, as well as other statements regarding our future operations, financial condition and prospects, expenses, strategic initiatives, government and commercial payment rates, expectations related to value-based care and Medicare Advantage plan enrollment and our ongoing stock repurchase program, and statements related to our guidance and expectations for future periods and the assumptions underlying any such projections. All statements in this release, other than statements of historical fact, are forward-looking statements. Without limiting the foregoing, statements including the words "expect," "intend," "will," "could," "plan," "anticipate," "believe," "forecast," "guidance," "outlook," "goals," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on DaVita's current expectations and are based solely on information available as of the date of this release. DaVita undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law. Actual future events and results could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things:
•the continuing impact of the dynamic and evolving COVID-19 pandemic, including, without limitation, on our patients, teammates, physician partners, suppliers, business, operations, reputation, financial condition and results of operations; the government’s response to the COVID-19 pandemic; the availability, acceptance, impact and efficacy of COVID-19 treatments, therapies and vaccines; further spread or resurgence of the virus, including as a result of the emergence of new strains of the virus; the continuing impact of the pandemic on our revenue and non-acquired growth due to lower treatment volumes; the consequences of an extended economic downturn resulting from the impacts of COVID-19, such as a potential negative impact on our commercial mix, which may persist even after the pandemic subsides; and continuing COVID-19-related costs, such as costs to procure equipment and clinical supplies and higher salary and wage expense. The aforementioned risks and uncertainties may also have the effect of heightening many of the other risks and uncertainties discussed below;
•the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number or percentage of our patients under such plans, including, without limitation, as a result of restrictions or prohibitions on the use and/or availability of charitable premium assistance, which may result in the loss of revenues or patients, or our making incorrect assumptions about how our patients will respond to any change in financial assistance from charitable organizations;
•noncompliance by us or our business associates with any privacy or security laws or any security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;
•the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof or related litigation result in a reduction in coverage or reimbursement rates for our services, a reduction in the number of patients enrolled in higher-paying commercial plans or that are enrolled in or select Medicare Advantage plans or other material impacts to our business; or our making incorrect assumptions about how our patients will respond to any such developments;
•a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs and the impact of the Medicare Advantage benchmark structure;
•risks arising from potential changes in laws, regulations or requirements applicable to us, such as potential and proposed federal and/or state legislation, regulation, ballot, executive action or other initiatives, including those related to healthcare and/or labor matters, such as AB 290 in California;
•the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act, the exchanges and many other core aspects of the current healthcare marketplace, as well as the composition of the U.S. Supreme Court and the new presidential administration and congressional majority;
•our ability to successfully implement our strategies with respect to home-based dialysis, value-based care and/or integrated kidney care, including maintaining our existing business and further developing our capabilities in a complex and highly regulated environment;
•changes in pharmaceutical practice patterns, reimbursement and payment policies and processes, or pharmaceutical pricing, including with respect to hypoxia inducible factors;
•legal and compliance risks, such as our continued compliance with complex government regulations;
•continued increased competition from dialysis providers and others, and other potential marketplace changes;
•our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems;
•our ability to complete acquisitions, mergers or dispositions that we might announce or be considering, on terms favorable to us or at all, or to integrate and successfully operate any business we may acquire or have acquired, or to successfully expand our operations and services in markets outside the United States, or to businesses outside of dialysis;
•the variability of our cash flows, including without limitation any extended billing or collections cycles; the risk that we may not be able to generate or access sufficient cash in the future to service our indebtedness or to fund our other liquidity needs; and the risk that we may not be able to refinance our indebtedness as it becomes due, on terms favorable to us or at all;
•factors that may impact our ability to repurchase stock under our stock repurchase program and the timing of any such stock repurchases, as well as our use of a considerable amount of available funds to repurchase stock;
•risks arising from the use of accounting estimates, judgments and interpretations in our financial statements;
•impairment of our goodwill, investments or other assets; and
•uncertainties associated with the other risk factors set forth in Part I, Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2020, and as may be further updated by the risks and uncertainties discussed in any subsequent reports that we file or furnish with the SEC from time to time.
The financial information presented in this release is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

DAVITA INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars and shares in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Dialysis patient service revenues	$2,773,123	$2,766,009	$11,026,251	$10,896,706
Other revenues	132,199	132,575	524,353	491,773
Total revenues	2,905,322	2,898,584	11,550,604	11,388,479
Operating expenses and charges:
Patient care costs	2,056,881	2,000,625	7,988,613	7,914,485
General and administrative	304,519	278,425	1,247,584	1,103,312
Depreciation and amortization	161,486	158,467	630,435	615,152
Equity investment loss (income)	765	(1,521)	(26,916)	(12,679)
Loss on changes in ownership interest, net	—	—	16,252	—
Goodwill impairment charges	—	—	—	124,892
Total operating expenses and charges	2,523,651	2,435,996	9,855,968	9,745,162
Operating income	381,671	462,588	1,694,636	1,643,317
Debt expense	(60,469)	(92,050)	(304,111)	(443,824)
Debt prepayment, refinancing and redemption charges	—	—	(89,022)	(33,402)
Other income, net	6,169	11,485	16,759	29,348
Income from continuing operations before income taxes	327,371	382,023	1,318,262	1,195,439
Income tax expense	73,368	81,690	313,932	279,628
Net income from continuing operations	254,003	300,333	1,004,330	915,811
Net (loss) income from discontinued operations, net of tax	(19,633)	2,629	(9,653)	105,483
Net income	234,370	302,962	994,677	1,021,294
Less: Net income attributable to noncontrolling interests	(60,597)	(58,091)	(221,035)	(210,313)
Net income attributable to DaVita Inc.	$173,773	$244,871	$773,642	$810,981

Earnings per share attributable to DaVita Inc.:
Basic net income from continuing operations	$1.73	$1.87	$6.54	$4.61
Basic net income	$1.56	$1.89	$6.46	$5.29
Diluted net income from continuing operations	$1.67	$1.86	$6.39	$4.60
Diluted net income	$1.50	$1.88	$6.31	$5.27

Weighted average shares for earnings per share:
Basic shares	111,690	129,447	119,797	153,181
Diluted shares	115,957	130,505	122,623	153,812

Amounts attributable to DaVita Inc.:
Net income from continuing operations	$193,406	$242,242	$783,295	$706,832
Net (loss) income from discontinued operations	(19,633)	2,629	(9,653)	104,149
Net income attributable to DaVita Inc.	$173,773	$244,871	$773,642	$810,981

DAVITA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(dollars in thousands)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Net income	$234,370	$302,962	$994,677	$1,021,294
Other comprehensive income (loss), net of tax:
Unrealized losses on interest rate cap agreements:
Unrealized gains (losses)	124	2,822	(16,346)	1,151
Reclassifications of net realized losses into net income	1,033	1,595	5,313	6,377
Unrealized gains (losses) on foreign currency translation:
Foreign currency translation adjustments	55,219	25,688	(7,623)	(20,102)
Other comprehensive income (loss)	56,376	30,105	(18,656)	(12,574)
Total comprehensive income	290,746	333,067	976,021	1,008,720
Less: Comprehensive income attributable to noncontrolling interests	(60,597)	(58,091)	(221,035)	(210,313)
Comprehensive income attributable to DaVita Inc.	$230,149	$274,976	$754,986	$798,407

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(dollars in thousands)

	Year ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$994,677	$1,021,294
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	630,435	615,152
Debt prepayment, refinancing and redemption charges	86,957	33,402
Impairment charges	—	124,892
Stock-based compensation expense	91,458	67,850
Deferred income taxes	240,848	41,723
Equity investment income, net	13,830	8,582
Loss on sales of business interests, net	24,248	23,022
Other non-cash charges, net	747	49,579
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(21,087)	(79,957)
Inventories	(12,349)	10,158
Other receivables and other current assets	(79,277)	2,790
Other long-term assets	(6,123)	6,965
Accounts payable	37,200	(84,539)
Accrued compensation and benefits	(20,931)	(14,697)
Other current liabilities	105,637	181,940
Income taxes	(87,391)	95,645
Other long-term liabilities	(19,851)	(31,446)
Net cash provided by operating activities	1,979,028	2,072,355
Cash flows from investing activities:
Additions of property and equipment	(674,541)	(766,546)
Acquisitions	(182,013)	(100,861)
Proceeds from asset and business sales	50,139	3,877,392
Purchase of debt investments held-to-maturity	(150,701)	(101,462)
Purchase of other debt and equity investments	(3,757)	(5,458)
Proceeds from debt investments held-to-maturity	151,213	95,376
Proceeds from sale of other debt and equity investments	3,491	3,676
Purchase of equity method investments	(22,341)	(9,366)
Distributions from equity method investments	3,139	2,589
Net cash (used in) provided by investing activities	(825,371)	2,995,340
Cash flows from financing activities:
Borrowings	4,046,775	38,525,850
Payments on long-term debt	(4,110,304)	(40,520,722)
Deferred financing and debt redemption costs	(105,848)	(85,319)
Purchase of treasury stock	(1,458,442)	(2,383,816)
Distributions to noncontrolling interests	(253,118)	(233,123)
Net (payments) receipts related to stock purchases and awards	(975)	11,382
Contributions from noncontrolling interests	42,966	57,317
Purchases of noncontrolling interests	(7,831)	(68,019)
Net cash used in financing activities	(1,846,777)	(4,696,450)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(13,808)	(1,760)
Net (decrease) increase in cash, cash equivalents and restricted cash	(706,928)	369,485
Less: Net decrease in cash, cash equivalents and restricted cash from discontinued operations	—	(423,813)
Net (decrease) increase in cash, cash equivalents and restricted cash from continuing operations	(706,928)	793,298
Cash, cash equivalents and restricted cash of continuing operations at beginning of the year	1,208,718	415,420
Cash, cash equivalents and restricted cash of continuing operations at end of the period	$501,790	$1,208,718

DAVITA INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars and shares in thousands, except per share data)

	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$324,958	$1,102,372
Restricted cash and equivalents	176,832	106,346
Short-term investments	20,101	11,572
Accounts receivable	1,824,282	1,795,598
Inventories	111,625	97,949
Other receivables	544,376	489,695
Prepaid and other current assets	76,387	66,866
Income tax receivable	70,163	19,772
Total current assets	3,148,724	3,690,170
Property and equipment, net of accumulated depreciation of $4,480,429 and $3,969,566, respectively	3,521,824	3,473,384
Operating lease right-of-use assets	2,863,089	2,830,047
Intangible assets, net of accumulated amortization of $70,141 and $81,922, respectively	166,585	135,684
Equity method and other investments	257,491	241,983
Long-term investments	32,193	36,519
Other long-term assets	79,501	115,972
Goodwill	6,919,109	6,787,635
	$16,988,516	$17,311,394
LIABILITIES AND EQUITY
Accounts payable	$434,253	$403,840
Other liabilities	810,529	756,174
Accrued compensation and benefits	685,555	695,052
Current portion of operating lease liabilities	369,497	343,912
Current portion of long-term debt	168,541	130,708
Income tax payable	7,768	42,412
Total current liabilities	2,476,143	2,372,098
Long-term operating lease liabilities	2,738,670	2,723,800
Long-term debt	7,917,263	7,977,526
Other long-term liabilities	150,060	160,809
Deferred income taxes	809,600	577,543
Total liabilities	14,091,736	13,811,776
Commitments and contingencies
Noncontrolling interests subject to put provisions	1,330,028	1,180,376
Equity:
Preferred stock ($0.001 par value, 5,000 shares authorized; none issued)	—	—
Common stock ($0.001 par value, 450,000 shares authorized; 109,933 and 125,843 shares issued and outstanding at December 31, 2020 and 2019, respectively)	110	126
Additional paid-in capital	597,073	749,043
Retained earnings	852,537	1,431,738
Accumulated other comprehensive loss	(66,154)	(47,498)
Total DaVita Inc. shareholders' equity	1,383,566	2,133,409
Noncontrolling interests not subject to put provisions	183,186	185,833
Total equity	1,566,752	2,319,242
	$16,988,516	$17,311,394

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2020
	December 31, 2020	September 30, 2020	December 31, 2019
1. Consolidated business metrics:
Operating margin	13.1%	15.0%	16.0%	14.7%
Adjusted operating margin excluding certain items(1)(3)	13.1%	15.0%	16.0%	15.1%
General and administrative expenses as a percent of consolidated revenues(2)	10.5%	12.4%	9.6%	10.8%
Effective income tax rate on income from continuing operations	22.4%	23.2%	21.4%	23.8%
Effective income tax rate on income from continuing operations attributable to DaVita Inc.(1)	27.5%	29.2%	25.2%	28.6%
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.(1)	27.5%	28.0%	25.2%	28.0%

2. Summary of financial results:
Revenues:
U.S. dialysis patient services and other	$2,674	$2,694	$2,687	$10,660
Other—Ancillary services
U.S. other	124	125	122	489
International dialysis patient service and other	152	147	132	564
	276	271	255	1,053
Eliminations	(45)	(41)	(43)	(162)
Total consolidated revenues	$2,905	$2,924	$2,899	$11,551
Operating income (loss):
U.S. dialysis	$433	$471	$508	$1,918
Other—Ancillary services
U.S.	(25)	(14)	(21)	(99)
International(4)	(2)	7	2	23
	(27)	(7)	(19)	(76)
Corporate administrative support expenses	(24)	(26)	(27)	(147)
Total consolidated operating income	$382	$438	$463	$1,695

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2020
	December 31, 2020	September 30, 2020	December 31, 2019
3. Summary of reportable segment financial results:
U.S. dialysis
Revenue:
Dialysis patient service revenues	$2,664	$2,677	$2,676	$10,619
Other revenues	10	17	11	41
Total operating revenues	2,674	2,694	2,687	10,660
Operating expenses:
Patient care costs	1,856	1,781	1,824	7,222
General and administrative	241	303	209	958
Depreciation and amortization	152	148	150	595
Equity investment income	(7)	(9)	(5)	(33)
Total operating expenses	2,241	2,224	2,179	8,742
Segment operating income	$433	$471	$508	$1,918

4. U.S. dialysis business metrics:
Volume:
Treatments	7,574,217	7,656,173	7,681,462	30,314,619
Number of treatment days	79.0	79.0	79.4	313.6
Average treatments per day	95,876	96,914	96,744	96,667
Per day year-over-year (decrease) increase	(0.9)%	(0.2)%	1.7%	0.3%
Normalized year-over-year non-acquired treatment growth(5)	(0.3)%	0.6%	2.1%
Operating net revenues:
Average patient service revenue per treatment	$351.78	$349.63	$348.31	$350.31
Expenses:
Patient care costs per treatment	$245.06	$232.57	$237.44	$238.24
General and administrative expenses per treatment	$31.80	$39.62	$27.27	$31.62
Accounts receivable:
Receivables	$1,681	$1,670	$1,671
DSO	59	58	58

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2020
	December 31, 2020	September 30, 2020	December 31, 2019
5. Cash flow:
Operating cash flow	$485	$483	$681	$1,979
Operating cash flow from continuing operations	$485	$483	$678	$1,979
Operating cash flow from continuing operations, last twelve months	$1,979	$2,172	$1,973
Free cash flow from continuing operations(1)	$210	$287	$415	$1,188
Free cash flow from continuing operations, last twelve months(1)	$1,188	$1,393	$1,127
Capital expenditures from continuing operations:
Routine maintenance/IT/other	$160	$84	$130	$399
Development and relocations	$65	$75	$89	$275
Acquisition expenditures	$69	$68	$24	$182
Proceeds from sale of self-developed properties	$14	$11	$19	$93

6. Debt and capital structure:
Total debt(6)	$8,164	$8,111	$8,181
Net debt, net of cash and cash equivalents(6)	$7,839	$7,401	$7,079
Leverage ratio (see calculation on page 13)	3.21x	2.96x	3.08x
Weighted average effective interest rate:
During the quarter	3.07%	3.31%	4.55%
At end of the quarter	3.06%	3.11%	4.46%
On the senior secured credit facilities at end of the quarter	2.03%	2.11%	3.93%
Debt with fixed and capped rates as a percentage of total debt:
Debt with rates fixed by its terms	44%	45%	44%
Debt with rates fixed by its terms or capped by cap agreements	87%	88%	87%
Amount spent on share repurchases	$417	$725	$542	$1,447
Number of shares repurchased	4,193,401	8,231,679	8,368,506	16,477,378
Certain columns, rows or percentages may not sum or recalculate due to the presentation of rounded numbers.
_________________
(1)These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.
(2)General and administrative expenses include certain corporate support, long-term incentive compensation, accruals for legal matters, advocacy costs and charitable contributions.
(3)Adjusted operating margin is adjusted operating income divided by consolidated revenues.
(4)The reported operating (loss) income for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, includes foreign currency losses of approximately $6.0, $2.9 and $4.1, respectively, and approximately $2.9 for the year ended December 31, 2020.
(5)Normalized non-acquired treatment growth reflects year-over-year growth in treatment volume, adjusted to exclude acquisitions and other similar transactions, and further adjusted to normalize for the number and mix of treatment days in a given quarter versus the prior year quarter.
(6)The debt amounts as of December 31, 2020, September 30, 2020 and December 31, 2019 presented exclude approximately $77.7, $80.9 and $72.8, respectively, of debt discount and other deferred financing costs related to our senior secured credit facilities and senior notes in effect or outstanding at that time.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in millions)
Note 1: Calculation of the Leverage Ratio
Under our senior secured credit facilities (the Credit Agreement) dated August 12, 2019, the leverage ratio is defined as (a) all funded debt plus the face amount of all letters of credit issued, minus unrestricted cash and cash equivalents (including short-term investments) not to exceed $750 divided by (b) “Consolidated EBITDA.” The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The calculation below is based on the last twelve months of “Consolidated EBITDA,” as of the end of the reported period and pro forma for acquisitions or divestitures that occurred during the period, and “Consolidated net debt” at the end of the reported period, each as defined in the Credit Agreement. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for the ratio of total debt to operating income, determined in accordance with GAAP. The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures of other companies.

	Rolling twelve months ended
	December 31, 2020	September 30, 2020	December 31, 2019
Net income attributable to DaVita Inc. from continuing operations (1)	$783	$832	$707
Income taxes	314	322	280
Interest expense	272	297	398
Depreciation and amortization	630	627	615
Impairment charges	—	—	125
Noncontrolling interests and equity investment income, net	235	226	223
Stock-settled stock-based compensation	90	86	63
Debt prepayment, refinancing and redemption charges	89	89	33
Loss on changes in ownership interest, net	16	16	—
Other	29	18	(12)
“Consolidated EBITDA”	$2,460	$2,515	$2,432

	December 31, 2020	September 30, 2020	December 31, 2019
Total debt, excluding debt discount and other deferred financing costs(2)	$8,164	$8,111	$8,181
Letters of credit issued	65	65	73
	8,228	8,176	8,254
Less: Cash and cash equivalents including short-term investments(3)	(333)	(719)	(750)
Consolidated net debt	$7,895	$7,457	$7,504
Last twelve months “Consolidated EBITDA”	$2,460	$2,515	$2,432
Leverage ratio	3.21x	2.96x	3.08x
Maximum leverage ratio permitted under the Credit Agreement	5.00x	5.00x	5.00x
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

(1)The net income measure presented is our net income from continuing operations attributable to DaVita Inc., since the Credit Agreement requires divestitures to be reflected on a pro forma basis for our leverage ratio calculation, and this measure of net income already excludes our discontinued operations divested.
(2)The debt amounts as of December 31, 2020, September 30, 2020 and December 31, 2019 presented exclude approximately $77.7, $80.9, and $72.8, respectively, of debt discount and other deferred financing costs related to our senior secured credit facilities and senior notes in effect at that time.
(3)This excludes amounts not readily convertible to cash related to the Company's non-qualified deferred compensation plans for all periods presented. The Credit Agreement limits the amount deducted for cash and cash equivalents, including short-term investments, to the lesser of all unrestricted cash and cash equivalents of the Company or $750.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to non-GAAP measures as follows, each as reconciled to its most comparable GAAP measure as presented in the non-GAAP reconciliations in the notes to this press release: (i) for income measures, the term “adjusted” refers to operating performance measures that exclude certain items such as impairment charges, (gain) loss on ownership changes, restructuring charges, accruals for legal matters and debt prepayment and refinancing charges; and (ii) the term “effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.” represents the Company’s effective tax rate excluding applicable non-GAAP items and noncontrolling owners’ income, which primarily relates to non-tax paying entities.
These non-GAAP or “adjusted” measures are presented because management believes these measures are useful adjuncts to GAAP results. However, these non-GAAP measures should not be considered alternatives to the corresponding measures determined under GAAP.
Specifically, management uses adjusted operating income, adjusted net income from continuing operations attributable to DaVita Inc. and adjusted diluted net income from continuing operations per share attributable to DaVita Inc. to compare and evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe these non-GAAP measures also are useful to investors and analysts in evaluating our performance over time and relative to competitors, as well as in analyzing the underlying trends in our business. Furthermore, we believe these presentations enhance a user's understanding of our normal consolidated operating income by excluding certain items which we do not believe are indicative of our ordinary results of operations. As a result, adjusting for these amounts allows for comparison to our normalized prior period results.
In addition, the effective income tax rate on income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income, which primarily relates to non-tax paying entities.
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income and certain non-deductible and other charges which we do not believe are indicative of our ordinary results. Accordingly, we believe these adjusted effective income tax rates are useful to management, investors and analysts in evaluating our performance and establishing expectations for income taxes incurred on our ordinary results attributable to DaVita Inc.
Finally, free cash flow from continuing operations represents net cash provided by operating activities from continuing operations less distributions to noncontrolling interests and all capital expenditures (including development capital expenditures, routine maintenance and information technology); plus contributions from noncontrolling interests and proceeds from the sale of self-developed properties. Management uses this measure to assess our ability to fund acquisitions and meet our debt service obligations and we believe this measure is equally useful to investors and analysts as an adjunct to cash flows from operating activities from continuing operations and other measures under GAAP.
It is important to bear in mind that these non-GAAP "adjusted" measures are not measures of financial performance or liquidity under GAAP and should not be considered in isolation from, nor as substitutes for, their most comparable GAAP measures.
The following Notes 2 through 5 provide reconciliations of the non-GAAP financial measures presented in this press release to their most comparable GAAP measures.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in millions, except for per share data)
Note 2:    Adjusted net income from continuing operations and adjusted diluted net income from continuing operations per share attributable to DaVita Inc.

	Three months ended
	December 31, 2020		September 30, 2020		December 31, 2019
	Dollars	Per share	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$193	$1.67	$159	$1.28	$242	$1.86
Debt prepayment, refinancing and redemption charges	—	—	86	0.69	—	—
Related income tax	—	—	(21)	(0.17)	—	—
Adjusted net income from continuing operations attributable to DaVita Inc.	$193	$1.67	$223	$1.80	$242	$1.86
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

	Year ended
	December 31, 2020		December 31, 2019
	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$783	$6.39	$707	$4.60
Operating charges:
Loss on changes in ownership interests, net	16	0.13	—	—
Goodwill impairment charges	—	—	125	0.81
General and administrative:
Accruals for legal matters	35	0.29	—	—
Debt prepayment, refinancing and redemption charges	89	0.73	33	0.22
Related income tax	(33)	(0.27)	(35)	(0.23)
Adjusted net income from continuing operations attributable to DaVita Inc.	$890	$7.26	$830	$5.40
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in millions, except for per share data)
Note 3:    Adjusted operating income

	Three months ended			Year ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Consolidated:
Operating income	$382	$438	$463	$1,695	$1,643
Operating charges:
Loss on changes in ownership interests, net	—	—	—	16	—
Goodwill impairment charges	—	—	—	—	125
General and administrative:
Accruals for legal matters	—	—	—	35	—
Adjusted operating income	$382	$438	$463	$1,746	$1,768

	Three months ended			Year ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Consolidated:
U.S. dialysis:
Segment operating income	$433	$471	$508	$1,918	$1,925
Other - Ancillary services:
U.S.
Segment operating loss	(25)	(14)	(21)	(99)	(66)
Loss on changes in ownership interests, net	—	—	—	16	—
Adjusted operating loss	(25)	(14)	(21)	(83)	(66)
International
Segment operating (loss) income	(2)	7	2	23	(123)
Goodwill impairment charges	—	—	—	—	125
Adjusted operating (loss) income	(2)	7	2	23	2
Adjusted Other - Ancillary services operating loss	(27)	(7)	(19)	(60)	(64)
Corporate administrative support expenses:
Segment expenses	(24)	(26)	(27)	(147)	(92)
Accruals for legal matters	—	—	—	35	—
Adjusted Corporate administrative support expenses	(24)	(26)	(27)	(112)	(92)
Adjusted operating income	$382	$438	$463	$1,746	$1,768
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in millions)
Note 4:    Effective income tax rates on income from continuing operations attributable to DaVita Inc.

	Three months ended			Year ended December 31, 2020
	December 31, 2020	September 30, 2020	December 31, 2019
Income from continuing operations before income taxes	$327	$283	$382	$1,318
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(61)	(59)	(58)	(222)
Income from continuing operations before income taxes attributable to DaVita Inc.	$267	$224	$324	$1,097

Income tax expense for continuing operations	$73	$66	$82	$314
Less: Income tax attributable to noncontrolling interests	—	—	—	(1)
Income tax expense from continuing operations attributable to DaVita Inc.	$73	$65	$82	$313

Effective income tax rate on income from continuing operations attributable to DaVita Inc.	27.5%	29.2%	25.2%	28.6%
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. is computed as follows:

	Three months ended			Year ended December 31, 2020
	December 31, 2020	September 30, 2020	December 31, 2019
Income from continuing operations before income taxes	$327	$283	$382	$1,318
Operating charges:
Loss on changes in ownership interests, net	—	—	—	16
General and administrative:
Accruals for legal matters	—	—	—	35
Debt prepayment, refinancing and redemption charges	—	86	—	89
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(61)	(59)	(58)	(222)
Adjusted income from continuing operations before income taxes attributable to DaVita Inc.	$267	$310	$324	$1,237
Income tax expense	$73	$66	$82	$314
Plus income tax related to:
Operating charges:
Loss on changes in ownership interests, net	—	—	—	2
General and administrative:
Accruals for legal matters	—	—	—	9
Debt prepayment, refinancing and redemption charges	—	21	—	22
Less income tax related to:
Noncontrolling interests	—	—	—	(1)
Income tax on adjusted income from continuing operations attributable to DaVita Inc.	$73	$87	$82	$347
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	27.5%	28.0%	25.2%	28.0%
Certain columns, rows or percentages may not sum or recalculate due to the presentation of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in millions)

Note 5:    Free cash flow from continuing operations

	Three months ended
	December 31, 2020	September 30, 2020	December 31, 2019
Net cash provided by continuing operating activities	$485	$483	$678
Less: Distributions to noncontrolling interests	(74)	(61)	(76)
Plus: Contributions from noncontrolling interests	10	12	13
Cash provided by continuing operating activities attributable to DaVita Inc.	$421	$434	$615
Less: Expenditures for routine maintenance and information technology	(160)	(84)	(130)
Less: Expenditures for development	(65)	(75)	(89)
Plus: Proceeds from sale of self-developed properties	14	11	19
Free cash flow from continuing operations	$210	$287	$415

	Rolling twelve months ended
	December 31, 2020	September 30, 2020	December 31, 2019
Net cash provided by continuing operating activities	$1,979	$2,172	$1,973
Less: Distributions to noncontrolling interests	(253)	(255)	(233)
Plus: Contributions from noncontrolling interests	43	46	57
Cash provided by continuing operating activities attributable to DaVita Inc.	$1,769	$1,963	$1,797
Less: Expenditures for routine maintenance and information technology	(399)	(370)	(355)
Less: Expenditures for development	(275)	(300)	(373)
Plus: Proceeds from sale of self-developed properties	93	99	58
Free cash flow from continuing operations	$1,188	$1,393	$1,127
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.